Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

— Profitable Quarter with Strong Cash Flow —

Houston, TX — March 1, 2011 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $5,796,000 or $0.15 per diluted share, for the quarter ended December 31, 2010, as compared to net income of $7,602,000 or $0.20 per diluted share, in the fourth quarter of 2009.  The current quarter includes a pretax $1.3 million goodwill impairment charge (or $0.02 per diluted share after tax) related to an underperforming operation that was purchased in 2008.  Excluding the noncash goodwill impairment charge, net income from continuing operations for the three months ended December 31, 2010 was $6,438,000 or $0.17 per diluted share as compared to $7,536,000 or $0.20 per diluted share for the fourth quarter of 2009.   The Company reported revenues from continuing operations of $314,571,000, in the current quarter.  On a same store basis, the Company reported revenues of $251,993,000 as compared to $256,693,000 in 2009.  The Company also reported free cash flow of $43,786,000 in the current quarter, as compared to $6,730,000 in 2009.  Backlog as of December 31, 2010 was $617,898,000 compared to $638,500,000 as of September 30, 2010.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “We are reporting a strong fourth quarter in which our operations were profitable and were especially effective in generating cash. Our performance in the face of economic adversity is a testament to the competence and dedication of our operating workforce.  Although we continue to experience challenging pricing and low activity levels, most of our markets are stable.”

The Company reported net income for the year ended December 31, 2010 of $14,740,000 or $0.39 per diluted share, as compared to $34,182,000 or $0.89 per diluted share in 2009.  Excluding the noncash goodwill impairment charge, net income from continuing operations for the year ended December 31, 2010 was $17,333,000 or $0.46 per diluted share, as compared to $34,596,000 or $0.90 per diluted share for 2009.  The Company also reported revenues from continuing operations of $1,108,282,000 for 2010.  On a same store basis, the Company reported revenues from continuing operations of $981,482,000, as compared to $1,128,907,000 in 2009.  Free cash flow for the year ended December 31, 2010 was $33,497,000 as compared to free cash flow of $45,564,000 in 2009.

Bill Murdy concluded, “Nonresidential building construction experienced a very tough year, and we were solidly profitable, had excellent cash flow, and achieved material incremental growth through acquisitions.  Despite same store revenue declines, particularly in new construction, we believe that our ability to preserve and add to the fundamental strength and core of our business in 2010 will result in Comfort Systems USA continuing to be an increasing force in the mechanical contracting business.  Although challenging conditions have not yet subsided, we look forward to stabilization and profitability in 2011.  We feel that we are poised to take advantage when markets strengthen.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Wednesday, March 2, 2011 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-680-0893 and enter 86991463 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PG8FT4GWU.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Wednesday, March 9, 2011 by calling 1-888-286-8010 with the conference passcode of 48502563, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 84 locations in 70 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, our backlog failing to translate into actual revenue or profits, difficulty in obtaining or increased costs associated with bonding and insurance, impairment to goodwill, errors in our percentage-of-completion method of accounting, the result of competition in our markets, our decentralized management structure, shortages of labor and specialty building materials, retention of key management, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission. A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  These forward-looking statements speak only as of the date of this filing. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Twelve Months Ended December 31, 2010 and 2009

(in thousands, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
		(unaudited)
	2010	%	2009	%	2010	%	2009	%
Revenues	$314,571	100.0%	$256,693	100.0%	$1,108,282	100.0%	$1,128,907	100.0%
Cost of services	257,671	81.9%	202,022	78.7%	919,600	83.0%	903,357	80.0%
Gross profit	56,900	18.1%	54,671	21.3%	188,682	17.0%	225,550	20.0%

SG&A	48,526	15.4%	42,848	16.7%	163,431	14.7%	169,023	15.0%
Goodwill impairment	1,288	0.4%	—	—	5,734	0.5%	—	—
Gain on sale of assets	(23)	—	(8)	—	(525)	—	(106)	—
Operating income	7,109	2.3%	11,831	4.6%	20,042	1.8%	56,633	5.0%

Interest expense, net	(283)	(0.1)%	(163)	(0.1)%	(1,506)	(0.1)%	(617)	(0.1)%
Other income	1,166	0.4%	12	—	1,841	0.2%	17	—
Income before income taxes	7,992	2.5%	11,680	4.6%	20,377	1.8%	56,033	5.0%
Income tax expense	2,196		4,144		6,360		21,437
Income from continuing operations	5,796	1.8%	7,536	2.9%	14,017	1.3%	34,596	3.1%

Discontinued operations:
Operating income (loss), net of income tax benefit of $—, $48, $—, and $181	—		48		—		(339)
Estimated gain (loss) on disposition, net of tax expense of $—, $(214), $(166) and $(214)	—		18		723		(75)

Net income	$5,796	1.8%	$7,602	3.0%	$14,740	1.3%	$34,182	3.0%

Income per share:
Basic-
Income from continuing operations	$0.15		$0.20		$0.37		$0.91
Discontinued operations -
Loss from operations	—		—		—		(0.01)
Estimated gain (loss) on disposition	—		—		0.02		—
Net income	$0.15		$0.20		$0.39		$0.90

Diluted -
Income from continuing operations	$0.15		$0.20		$0.37		$0.90
Discontinued operations -
Loss from operations	—		—		—		(0.01)
Estimated gain (loss) on disposition	—		—		0.02		—
Net income	$0.15		$0.20		$0.39		$0.89

Shares used in computing income per share:
Basic	37,505		37,780		37,549		38,046
Diluted	37,699		38,208		37,790		38,451

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — (Unaudited):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2010	%	2009	%	2010	%	2009	%
Income from continuing operations	$5,796		$7,536		$14,017		$34,596
Goodwill impairment (after tax)	642		—		3,316		—
Income from continuing operations excluding goodwill impairment	$6,438	2.0%	$7,536	2.9%	$17,333	1.6%	$34,596	3.1%

Diluted earnings per share from continuing operations excluding goodwill impairment	$0.17		$0.20		$0.46		$0.90

Note 1:  Operating results from continuing operations, excluding goodwill impairment, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2010	%	2009	%	2010	%	2009	%
Net income	$5,796		$7,602		$14,740		$34,182
Discontinued operations	—		(66)		(723)		414
Income taxes	2,196		4,144		6,360		21,437
Other income	(1,166)		(12)		(1,841)		(17)
Interest expense, net	283		163		1,506		617
Gain on sale of assets	(23)		(8)		(525)		(106)
Goodwill impairment	1,288		—		5,734		—
Depreciation and amortization	5,560		3,630		17,442		13,432
Adjusted EBITDA	$13,934	4.4%	$15,453	6.0%	$42,693	3.9%	$69,959	6.2%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding discontinued operations, income taxes, other income, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2010	December 31, 2009

Cash and cash equivalents	$86,346	$127,850
Accounts receivable, net	233,893	203,353
Costs and estimated earnings in excess of billings	26,648	20,432
Other current assets	56,061	61,520
Total current assets	402,948	413,155
Property and equipment, net	43,620	34,671
Goodwill	147,818	100,194
Identifiable intangible assets, net	39,616	19,380
Other noncurrent assets	6,018	7,548
Total assets	$640,020	$574,948

Current maturities of long-term debt	$300	$250
Current maturities of notes to former owners	967	917
Accounts payable	101,134	83,848
Billings in excess of costs and estimated earnings	63,422	66,343
Other current liabilities	102,387	97,672
Total current liabilities	268,210	249,030
Long-term debt, net of current maturities	2,700	—
Notes to former owners, net of current maturities	25,969	6,441
Other long-term liabilities	30,357	13,493
Total liabilities	327,236	268,964
Total stockholders’ equity	312,784	305,984
Total liabilities and stockholders’ equity	$640,020	$574,948

Selected Cash Flow Data (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(unaudited)
	2010	2009	2010	2009
Cash provided by (used in):
Operating activities	$46,620	$9,497	$32,149	$54,251
Investing activities	$(2,584)	$(11,581)	$(43,001)	$(18,822)
Financing activities	$(2,351)	$(9,929)	$(30,652)	$(24,594)

Free cash flow:
Cash from operating activities	$46,620	$9,497	$32,149	$54,251
Purchases of property and equipment	(2,986)	(3,037)	(7,089)	(9,457)
Proceeds from sales of property and equipment	152	270	1,381	770
Taxes paid related to pre-acquisition equity transactions of an acquired company	—	—	7,056	—

Free cash flow	$43,786	$6,730	$33,497	$45,564

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to the acquisiton of businesses less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.